                                                                  EXHIBIT 10.42

                    WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM
                                400 MONROE STREET
                                    SUITE 300
                             DETROIT, MICHIGAN 48226

                                February 4, 2000


Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan  49735
Attention:  William F. Rolinski, Esq.

         RE: CREDIT AUTHORIZATION AGREEMENT BY AND BETWEEN BIG BUCK BREWERY & STEAKHOUSE, INC., FORMERLY KNOWN AS MICHIGAN BREWERY, INC. ("BIG BUCK") AND NBD BANK, NOW KNOWN AS BANK ONE, MICHIGAN ("BANK ONE") DATED APRIL 25, 1995 ("CREDIT AUTHORIZATION AGREEMENT") AND LOAN AGREEMENT BY AND AMONG BIG BUCK AND BANK ONE DATED JULY 28, 1995 ("LOAN AGREEMENT")

Dear Mr. Rolinski:

         Simultaneously herewith, Wayne County Employees' Retirement System ("WCERS") is acquiring certain loans from Bank One relating to the Credit Authorization Agreement and the Loan Agreement as follows (collectively, the "Loans"): (i) $1,875,000 construction loan; and (ii) $800,000 term loan, Bank One has endorsed the notes evidencing the Loans to WCERS and has assigned all of the loan documents executed in connection with the Loans (collectively "Loan Documents").

         The parties hereby agree that the Credit Authorization Agreement is hereby terminated. All references in the Loan Documents to the term "Bank" shall be deemed to be "WCERS." The uncommitted credit authorization set forth in
Article 3 of the Loan Agreement has been permanently terminated and all notes evidencing the uncommitted credit facility have been paid in full. The Loans are hereby amended, restated and consolidated pursuant to an Amended, Restated and Consolidated Convertible Note of even date herewith executed by Big Buck in favor of WCERS.

         Big Buck hereby ratifies and confirms all of its representations, warranties and covenants in the Loan Agreement as of the date hereof except that Buck & Bass, L.P. and its general partner are now subsidiaries as to clause (b) of Article 4.

         Article 4(g) is hereby deleted.

         Article (5)(v) will be required for William Rolinski only.

         Article 5(a)(iv), (b), (e), (f), (q), (r), (s) and (t) of the Loan Agreement are hereby deleted.

         Article 5.(m), (n) and (v) of the Loan Agreement are hereby amended in their entirety as follows:

                  "(m)     Borrower shall at all times after the earlier to
                  occur of (i) the opening of the Grapevine restaurant or (ii) January 1, 2001 keep and maintain Tangible Net Worth plus subordinated debt in an amount not less than $8,500,000. "Tangible Net Worth" shall mean in this Agreement net worth determined on the basis of generally accepted accounting principles consistently applied but excluding the value of goodwill, covenants not to compete, investment in net assets in excess of book value and patents, trademarks or similar tangible assets and advances to the shareholders or other affiliates. "Subordinated debt" shall mean in this Agreement debt subordinated to WCERS in matter and by agreement satisfactory to WCERS. This covenant shall be reviewed as of the end of each fiscal year."

                  (n) Borrower shall at all times after the earlier to occur of (i) six (6) months after the opening of the Grapevine restaurant or (ii) January 1, 2001 keep and maintain a minimum debt coverage ratio of 1.25 to 1.0 (excluding Grapevine restaurant pre-opening and financing costs) and thereafter to be reviewed and reset annually by a WCERS in its sole discretion. "Debt coverage ratio" shall mean net income plus interest, depreciation and amortization expense provided by annual debt service (total annual principal and interest payments) of Borrower. Borrower shall also maintain its current cash flow position. Any violation of this covenant shall be a default hereunder.

                  (v) Borrower, at any time after the earlier of (i) April 1, 2001 or (ii) nine (9) months after the opening of the Grapevine restaurant shall not permit the difference between its current assets and current liabilities (other than Subordinated Debt) to be less than $500,000."

         Notwithstanding anything in the Loan Agreement to the contrary, quarterly financial statements do not have to be audited or reviewed by an independent certified accountant provided there is no default. The quarterly financial statements must be certified by the CEO and President.

         To the extent of any inconsistencies between the Subscription and Investment Representations Agreement ("Subscription Agreement"), and the Loan Agreement, the Subscription Agreement shall govern and control.

         Except as amended hereby, Big Buck and WCERS ratify and confirm the Loan Agreement and other Loan Documents.

         If the foregoing is consistent with your agreement, please acknowledge below.

                                            Very truly yours,

                                            WAYNE COUNTY EMPLOYEES'
                                            RETIREMENT SYSTEM

                                            By: /s/ Ronald Yee
                                               -------------------------------
                                                    Its:  Director
                                                        -----------------------


         Agreed and Accepted by:

         BIG BUCK BREWERY & STEAKHOUSE, INC.,
         formerly known as Michigan Brewery, Inc.

         By: /s/ William F. Rolinski
            ----------------------------------------
                 Its:    President
                     -------------------------------



                                       2